      As filed with the Securities and Exchange Commission on July 1, 1997.
                                                            Registration No.____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        THE HARVEY ENTERTAINMENT COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            CALIFORNIA                                           95-4217605
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                        The Harvey Entertainment Company
                            1999 Avenue of the Stars
                                   Suite 2050
                              Los Angeles, CA 90067
             (Address of Principal Executive Offices with Zip Code)

             THE HARVEY ENTERTAINMENT COMPANY 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 ---------------

                              JEFFREY A. MONTGOMERY
                 Chairman, President and Chief Executive Officer
                        The Harvey Entertainment Company
                            1999 Avenue of the Stars
                                   Suite 2050
                              Los Angeles, CA 90067
                                 (310) 789-1990
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:

                               GARY J. COHEN, Esq.
                                 Sidley & Austin
                              555 West Fifth Street
                          Los Angeles, California 90013
                                 (213) 896-6000

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of                                         Proposed maximum        Proposed maximum
securities to be         Amount to be            offering price          aggregate                Amount of
registered               registered               per share              offering price           registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock           250,000 shares(1)               (2)               $3,406,250(2)               $1032.09(2)
(no par value)
====================================================================================================================

(1) Issuable upon exercise of options granted pursuant to the Harvey Entertainment Company 1997 Stock Option Plan (the "Plan"). The number of shares issuable upon exercise of the options being registered hereby is subject to adjustment pursuant to the terms of the Plan.

(2) Estimated pursuant to Rules 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, the proposed aggregate maximum offering price is based upon an exercise price of $13.625, the average of the high and low prices for the common stock of The Harvey Entertainment Company on the NASDAQ National Market System on June 24, 1997 as reported by the National Association of Securities Dealers Automated Quotation System.

================================================================================

                                     PART I

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by The Harvey Entertainment Company, a California corporation (the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996;

         (b) The Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 1997;

         (c) The Company's 1997 definitive Proxy Statement; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, declared effective on June 13, 1993, by which the Company's shares of Common Stock were registered under
Section 12 of the Exchange Act, and any other amendments or reports filed for the purpose of updating such description.

             All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the document enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

             Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporation Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The following statutes, charter provisions, bylaws, contracts and other arrangements insuring or indemnifying a controlling person, director or officer of the Company affect his or her liability in that capacity:

         1.  Section 317 of the California Corporations Code.

         2. Article THREE of the Second Amended and Restated Articles of Incorporation of the Company.

         3.  Article VI of the Second Amended and Restated Bylaws of the
             Company.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

Number           Description of Exhibit
------           ----------------------
4.1              The Harvey Entertainment Company 1997 Stock Option Plan
5                Opinion of Sidley & Austin regarding the validity of  the securities being registered.
23.1             Consent of Sidley & Austin, incorporated by reference to Exhibit 5 hereof.
23.2             Consent of Deloitte & Touche.

Item 9.  UNDERTAKINGS.

             The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California on the 30th day of June, 1997.

                              THE HARVEY ENTERTAINMENT COMPANY

                              By:  /s/ Jeffrey A. Montgomery
                                  ----------------------------------------------
                                  Jeffrey A. Montgomery, Chairman, President and
                                     Chief Executive Officer

         Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                 Date
---------                           -----                                 ----


/s/ Jeffrey A. Montgomery           Chairman of the Board,                June 30, 1997
-----------------------------       President and Chief Executive
    Jeffrey A. Montgomery           Officer (Principal Executive
                                    Officer)

/s/ Gary M. Gray
-----------------------------       Director                              June 30, 1997
    Gary M. Gray


/s/ Allan R. Raphael
-----------------------------       Director                              June 30, 1997
    Allan R. Raphael


/s/ Gregory M. Yulish               Executive Vice President and          June 30, 1997
-----------------------------       Chief Financial Officer
    Gregory M. Yulish               (Principal Financial Officer)

                                INDEX OF EXHIBITS



Number            Description of Exhibit
------            ----------------------
 4.1              The Harvey Entertainment Company 1997 Stock Option
                  Plan.

 5 Opinion of Sidley & Austin regarding the validity of certain of the securities to be registered.

23.1 Consent of Sidley & Austin, incorporated by reference to Exhibit 5 to this registration statement.

23.2              Consent of Deloitte & Touche LLP.